UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2006

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863)675-2966

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 11, 2005, Alico, Inc. entered into a Loan Agreement with Farm Credit of Southwest Florida Bank, an Agricultural Credit Association, for itself and as agent/nominee for other lending institutions having an interest direct or indirect in the Loan (said agreement the “RLOC Loan Agreement”). For a description of the RLOC Loan Agreement please see the Form 8-K filed October 17, 2005 by Alico.

Pursuant to that certain Amended and Restated Loan Agreement (the “Amended RLOC Loan Agreement), made and effective as on May 26, 2006, the RLOC Loan Facility was amended and restated as follows: (i) in exchange for a first mortgage on approximately 33,700 acres of real property located in Henry County, Florida, the Real Estate Collateral was modified to eliminate Lender’s security interest in real property purchased with certain proceeds from the Ginn Receivables, in approximately 291 acres of real property located in Polk County, and in any after-acquired property purchased with the loan proceeds; (ii) the Net Worth Financial Covenant was reduced to $130 million through the RLOC Maturity Date; (iii) provisions requiring the loan proceeds to be partially designated to refinance existing lines of credit and to finance the Ginn Receivables were removed and the use of the proceeds for general purposes of the corporation was reaffirmed; (iv) the Affirmative Covenant requiring the proceeds from the Ginn Receivables to be applied to principal and interest was eliminated; and (v) Lender has obtained an unlimited guaranty of the Obligations from Bowen Brothers Fruit LLC, a Florida limited liability company, ALICO-AGRI, LTD., a Florida limited partnership, Saddlebag Lake Resorts, Inc., a Florida corporation, Alico Plant World, LLC, a Florida limited liability company (each an Alico Subsidiary, collectively the “Guarantors”). The description above is a summary and is qualified in its entirety by the Amended RLOC Loan Agreement which is filed as Exhibit 10.1 to this report.

In addition, the RLOC Note (the “RLOC Note”) dated October 11, 2005 and filed with the S.E.C. as an exhibit to that certain Form 8-K filed October 17, 2005 by Alico, was amended and restated pursuant to the certain Amended and Restated RLOC Note (the “Restated RLOC Note”) made and effective as of May 26, 2006, to incorporate the amended terms and conditions of the Amended RLOC Loan Agreement, including the addition of the Guarantors.

All other terms and conditions of the RLOC Loan Agreement and the RLOC Note, including but not limited to payment, maturity, borrower advances, principal and interest, except as specifically modified by the Amended RLOC Loan Agreement and the Restated RLOC Note govern in accordance with their original terms and conditions.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure contained under Item 1.01 above is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.01     Amended RLOC Loan Agreement dated as of May 26, 2006.

Exhibit 10.02     Restated RLOC Note dated May 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: June 1, 2006	By:	/s/ JOHN R. ALEXANDER
John R. Alexander
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.01	Amended RLOC Loan Agreement dated as of May 26, 2006.

Exhibit 10.02	Restated RLOC Loan Agreement dated May 26, 2006.